UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2025

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Speirits as Interim Chief Financial Officer

On May 28, 2025, Wolfspeed, Inc. (the “Company”) announced that Kevin Speirits, currently the Company’s Senior Vice President, Finance, will serve as Interim Chief Financial Officer effective May 30, 2025 while the Company conducts a search for a permanent Chief Financial Officer. As previously announced, Neill P. Reynolds, the Company’s Executive Vice President and Chief Financial Officer, will depart effective May 30, 2025. The board of directors of the Company approved Mr. Speirits’ appointment as Interim Chief Financial Officer on May 27, 2025. In this capacity, Mr. Speirits will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Speirits, age 65, has been serving as Senior Vice President, Finance since February 2023 after joining the Company as Vice President, Finance Wolfspeed & Operations in June 2020. Prior to joining the Company, Mr. Speirits held key financial roles at other technology companies, including NXP Semiconductor N.V. and Freescale Semiconductor, Inc.

In addition to his current salary and bonus, Mr. Speirits will receive the following additional compensation pursuant to a retention agreement (the “Retention Agreement”):

•A one time lump sum payment of $100,000 to be paid by June 23, 2025.

•For completion of each of the milestones below, the corresponding lump sum amount (to be paid within 30 days of completion of such milestone as determined by the Company):

Number	Lump Sum Amount	Milestone
1	$100,000	Provide services as Interim Chief Financial Officer until a date determined by the Company in its sole discretion that is no earlier than September 1, 2025 and no later than January 31, 2026.
2	$100,000	Provide transition services to the permanent Chief Financial Officer.
3	$100,000	Provide necessary support to oversee and complete debt restructuring work on behalf of the Company.

•Upon separation of employment, subject to execution by Mr. Speirits of a Severance Agreement: (a) 12 months of base salary, (b) annual bonus paid at target, (c) one year of continued vesting of outstanding equity, and (d) 12 months of the employer portion of COBRA continuation payments, paid directly to the provider if Mr. Speirits timely enrolls in COBRA post-separation.

Mr. Speirits will remain an at-will employee. If Mr. Speirits terminates his employment with the Company for any reason or is discharged by the Company for cause prior January 31, 2026 (which period may be reduced to not earlier than September 1, 2025 at the Company’s discretion) or completion of any milestone, Mr. Speirits will forfeit the right to the compensation described above and will be required to repay any lump sums paid by the Company under the Retention Agreement.

The foregoing description of the Retention Agreement is not meant to be complete and is qualified in its entirety by reference to the Retention Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment, Mr. Speirits will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission on October 29, 2010, and is incorporated herein by reference.

There was no arrangement or understanding between Mr. Speirits and any other person(s) pursuant to which he was selected to serve as Interim Chief Financial Officer of the Company, and Mr. Speirits does not have any family relationships with any of the Company’s executive officers or directors. Mr. Speirits is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Retention Agreement with Kevin Speirits effective May 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: May 28, 2025